Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

     We consent to the use of our reports dated February 17, 2004, incorporated by reference in the Form S-1 Registration Statement filed with the Securities and Exchange Commission pursuant to Rule 462(b) dated March 24, 2004, and related to the Registration Statement (Form S-1 No. 333-113289) and the related Prospectus of Direct General Corporation dated March 23, 2004.

/s/ ERNST & YOUNG LLP

Nashville, Tennessee
March 23, 2004